UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 3, 2003

SOUNDVIEW TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-26225	13-3900397
(State or Other jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1700 East Putnam Avenue, Old Greenwich, CT 06870
(Address of Principal Executive Offices) (Zip Code)

(203) 321-7000
(Registrant’s Telephone Number, Including Area Code)

Item 5.  Other Events

SoundView Technology Group, Inc. (the “Company”) announced that it will commence a tender offer for the purchase of shares of its common stock, par value $0.01 per share, held by persons owning fewer than 100 shares (an “odd-lot stockholder”) immediately before the start of trading on June 30, 2003.  The Company will pay $11.00 for each share properly tendered by an odd-lot stockholder. (This price represents a premium of 8% over the closing price of the common stock on the NASDAQ Stock Market on June 30, 2003.)

Item 7.  Financial Statements and Exhibits

(c)            Exhibits

99.1                           Press release issued by SoundView Technology Group, Inc. on July 3, 2003

Item 9.  Regulation FD Disclosure

This current report on Form 8-K includes as an exhibit a press release, dated July 3, 2003, in which the Company announced that it will commence a tender offer for the purchase of shares of its common stock, par value $0.01 per share, held by an odd-lot stockholder immediately before the start of trading on June 30, 2003.  The Company will pay $11.00 for each share properly tendered by an odd-lot stockholder. (This price represents a premium of 8% over the closing price of the common stock on the NASDAQ Stock Market on June 30, 2003.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoundView Technology Group, Inc.
Dated: July 3, 2003

By:	/s/ Gerard P. Maus
Gerard P. Maus
Chief Financial and Administrative Officer

EXHIBIT INDEX

99.1                                                                           Press release issued by SoundView Technology Group, Inc. on July 3, 2003